SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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	Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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Definitive Additional Materials
Soliciting Material under Rule 14a-12

Bank of South Carolina Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BANK OF SOUTH CAROLINA CORPORATION
256 Meeting Street
Charleston, South Carolina 29401

PROXY STATEMENT

The Board of Directors of Bank of South Corporation is using this Proxy Statement to solicit Proxies from its shareholders for the Annual Meeting of shareholders.  The Company is making this Proxy Statement and the enclosed form of Proxy available to its shareholders on or about March 10, 2010.

The information provided in this Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.  The Board encourages you to read it carefully.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

The Annual Meeting will be held as follows:
Date:	Tuesday, April 13, 2010
Time:	5:30 p.m. Eastern Standard Time
Place:	Bank of South Carolina Corporation, 256 Meeting Street, Charleston South Carolina

Matters to be Considered at the Annual Meeting

At the meeting you will be asked to consider and vote upon the following proposals:

Proposal 1:	Election of seventeen Directors of Bank of South Carolina Corporation to serve until the Company’s 2011 Annual Meeting of Shareholders.
Proposal 2:	Approval of the 2010 Omnibus Stock Incentive Plan including 300,000 shares to be reserved under this plan.
Proposal 3:	Ratification of the appointment of Elliott Davis, LLC as independent certified public accountants for 2010.
Proposal 4:	Transaction of such other business as may come before the meeting.

Who is Entitled to Vote?

The Board of Directors of the Company has fixed the close of business on February 26, 2010 as the record date for shareholders entitled to notice of and to vote at the Annual Meeting of shareholders.  Only holders of record of Bank of South Carolina Corporation’s Common Stock on that date are entitled to notice of and to vote at the Annual Meeting.  Each shareholder is entitled to one vote for each share of Bank of South Carolina Corporation Common Stock that the shareholder owns; provided, however, that shareholders have cumulative voting rights for the election of Directors.  The right to cumulate votes means that the shareholders are entitled to multiply the number of votes they are entitled to cast by the number of Directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. On February 26, 2010, there were 4,002,910 shares of Bank of South Carolina Corporation’s Common Stock outstanding and entitled to vote at the Annual Meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the Annual Meeting and described in these materials.  You are a shareholder of record if your shares of Bank of South Carolina Corporation Common Stock are held in your name.  If you are a beneficial owner of Bank of South Carolina Corporation Common Stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of Bank of South Carolina Corporation Common Stock can only be voted if the shareholder is present in person or by Proxy at the Annual Meeting.  To ensure your representation at the Annual Meeting, the Board recommends that you vote by Proxy even if you plan to attend the Annual Meeting.  You can always change your vote at the meeting if you are a shareholder of record.

Voting instructions are included in this material.  Shares of Bank of South Carolina Corporation Common Stock represented by properly executed Proxies will be voted by the individuals named on the Proxy (selected by The Board of Directors) in accordance with the shareholder’s instructions.  Where properly executed Proxies are returned with no specific instructions as how to vote at the Annual Meeting, the persons named in the Proxy will vote the shares “For” the election of each of the Director nominees, “For” the ratification of the appointment of Elliott Davis, LLC and “For” the approval of the Incentive Stock Option Plan.  If any other matters are properly presented at the Annual Meeting for action, the persons named in the enclosed Proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.

As a shareholder of Bank of South Carolina Corporation Common Stock, you may receive more than one Proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children.  In this case, you will receive three separate Proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are a beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the share in accordance with your instructions.  If your Common Stock is held in street name, you will receive instructions from your broker that you must follow in order to have your shares voted.  Your broker may allow or require you to deliver your voting instructions via the telephone or the Internet.  Please see the instructions that are provided by your broker.  If you do not give your instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items. In the case of non-discretionary items, shares not voted are treated as “broker non-votes” and not entitled to vote.  The proposal to elect Directors described in this Proxy Statement is considered a non-discretionary item under the rules governing brokers that are members of the New York Stock Exchange; therefore, you must provide instructions to your broker in order to have your shares voted in the election of Directors.

If your shares are held in street name, you will need proof of ownership to be admitted to the Annual Meeting.  A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of Common Stock held in street name in person at the Annual Meeting, you will have to get a written Proxy in your name from the broker, bank or other nominee who holds your shares.

The solicitation of Proxies on behalf of the Board of Directors is conducted by Directors, officers and regular employees of the Company and its wholly owned subsidiary, The Bank of South Carolina (the "Bank"), at no additional compensation over regular salaries.  The cost of printing and mailing of all Proxy materials has been paid by the Company.  Brokers and others involved in handling and forwarding the Proxy materials to their customers having beneficial interests in the stock of the Company registered in the names of Nominees will be reimbursed for their reasonable expenses in doing so.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by Proxy, of at least a majority of the shares of Bank of South Carolina Common Stock entitled to vote at the Annual Meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by Proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 30 days or more.  An adjournment will have no effect on the business that may be conducted at the meeting.

Will Cumulative Voting Apply for the Election of Directors?

The solicitation of Proxies on behalf of the Board of Directors includes a solicitation for discretionary authority to cumulate votes.

May I Revoke My Proxy?

Any Shareholder executing a Proxy for the meeting on the Proxy Form provided may revoke the Proxy in writing delivered to the President of the Company prior to the meeting or by attending the meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of February 26, 2010, the voting record date, information regarding share ownership of:

•	those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Bank of South Carolina Corporation’s Common Stock;
•	each non-employee Director of Bank of South Carolina Corporation; and
•	each employee Director (including Director nominees) of Bank of South Carolina Corporation

Persons and groups who beneficially own more than five percent of Bank of South Carolina Corporation’s Common Stock are required to file with the SEC, and provide a copy to the Company, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934.  To the extent known to the Board of Directors of the Company, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Bank of South Carolina Corporation Common Stock as of the close of business on the voting record date, February 26, 2010.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Act, a person is deemed to be the beneficial owner of any shares of Common Stock if he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership over which shares the persons named in the table may possess voting and/or investment power.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Hugh C. Lane, Jr. (1)	479,521	(2)	11.98%
	30 Church Street
	Charleston, SC 29401

Common Stock	The Bank of South Carolina	219,185	(3)	5.48%
	Employee Stock Ownership
	Plan and Trust ("the ESOP")
	256 Meeting Street
	Charleston, SC 29401

(1)
To the extent known to the Board of Directors, Beverly G. Jost, Kathleen L. Schenck, Charles G. Lane and Hugh C. Lane Jr., collectively, have beneficial ownership of 649,662 shares or 16.23% of the outstanding shares. As more fully described in the following footnotes, Hugh C. Lane, Jr. is the only one of the above who has a beneficial ownership interest in more than 5% percent of the Company's Common Stock.  Hugh C. Lane, Jr. disclaims any beneficial interest in those shares in which other members of his family have a beneficial interest other than those shares his wife owns directly and those for which he serves as Trustee or she serves as custodian (as more fully described in the following footnote).

(2)
To the extent known to the Board of Directors, Hugh C. Lane, Jr., an Executive Officer and Director of the Bank and the Company, directly owns and has sole voting and investment power with respect to 266,000 shares; as Trustee for three trust accounts holding an aggregate of 106,245 shares, he has sole voting and investment power with respect to such shares; as a co-Trustee for two trust accounts holding 2,298 shares, he has joint voting and investment power with respect to such shares; as a Trustee for the Mills Bee Lane Memorial Foundation, he has shared voting and investment power with respect to 9,831 shares; as Trustee for the ESOP, he has joint voting and investment power with respect to 8,000 unallocated shares; he is indirectly beneficial owner of  12,764 shares owned by his wife and an aggregate of 49,915 shares held by his wife as custodian for their son, and 24,468 shares owned by the ESOP in which he has a vested interest.  All of the shares beneficially owned by Hugh C. Lane, Jr. are currently owned.  Hugh C. Lane, Jr. has had beneficial ownership of more than 5% of the Bank's Common Stock since October 23, 1986, and more than 10% since November 16, 1988.

(3)
The Trustees of the ESOP, Thomas C. Stevenson, III, a Director of the Bank and the Company, Sheryl G. Sharry, an Executive Officer and current nominee for Director of the Bank and the Company and Hugh C. Lane, Jr., an Executive Officer and Director of the Bank and the Company, disclaim beneficial ownership of the 219,185 shares owned by the ESOP with 211,185 shares allocated to members of the plan each of whom under the terms of the plan has the right to direct the Trustees as to the manner in which voting rights are to be exercised.  The Trustees have joint voting and investment power with respect to 8,000 unallocated shares held in the ESOP.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Executive Officer Directors and Nominees

Common Stock	Fleetwood S. Hassell	64,031	(1)	1.60%
	30 New Street
	Charleston, SC 29401

Common Stock	William L. Hiott, Jr	151,994	(1)	3.80%
	1831 Capri Drive
	Charleston, SC 29407

Common Stock	Hugh C. Lane, Jr.	479,521	(1)	11.98%
	30 Church Street
	Charleston, SC 29401

Common Stock	Sheryl G. Sharry	60,309	(1)	1.51%
	1550 Kentwood Drive
	James Island, SC 29412

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Non-Employee Directors and Nominees

Common Stock	David W. Bunch	859		.02%
	6605 Seewee Road
	Awendaw, SC 29429

Common Stock	Graham M. Eubank, Jr.	550		.01%
	791 Navigators Run
	Mt. Pleasant, SC 29464

Common Stock	Glen B. Haynes, DVM	4,276		.11%
	101 Drayton Drive
	Summerville, SC 29464

Common Stock	Katherine M. Huger	8,051	(1)	.20%
	1 Bishop Gadsden Way,
	C-17
	Charleston, SC 29412

Common Stock	Richard W. Hutson, Jr.	1,525		.04%
	124 Tradd Street
	Charleston, SC 29401

Common Stock	Charles G. Lane	183,196	(1)	4.58%
	10 Gillon Street
	Charleston, SC 29401

Common Stock	Louise J. Maybank	45,757	(1)	1.14%
	8 Meeting Street
	Charleston, SC 29401

Common Stock	Dr. Linda J. Bradley	861		.02%
	McKee, CPA
	3401 Waterway Blvd.
	Isle of Palms, SC 29451

Common Stock	Alan I. Nussbaum, MD	703		.02%
	37 Rebellion Road
	Charleston, SC 29407

Common Stock	Edmund Rhett, Jr., MD	3,387	(1)	.08%
	17 Country Club Drive
	Charleston, SC 29412

Common Stock	Malcolm M. Rhodes, MD	1,787		.04%
	7 Guerard Road
	Charleston, SC 29407

Common Stock	David R. Schools	100		.003%
	317 Coinbow Drive
	Mount Pleasant, SC 29464

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Non-Employee Directors and Nominees

Common Stock	Thomas C. Stevenson, III	8,731	(1)	.22%
	173 Tradd Street
	Charleston, SC 29401

Common Stock	All Directors and	977,102		24.41%
	Executive Officers as a
	group
	(17 persons)

(1)
To the extent known to the Board of Directors, each of the following Directors and nominees for election as Director (each of whom directly owns and has sole voting and investment power of all shares beneficially owned by him or her except as set forth in this footnote) indirectly owns the following number of shares: Fleetwood S. Hassell – an aggregate of 10,520 shares owned by his wife, held by him as Trustee for the revocable trust of his father, held by him as a co-Trustee with Charles G. Lane for the children of Hugh C. Lane, Jr., and 24,559 shares owned by the ESOP, in which he has a vested interest; William L. Hiott, Jr. - an aggregate of 8,050 shares directly owned by his wife and 23,897 shares owned by the ESOP in which he has a vested interest; Hugh C. Lane, Jr. - an aggregate of 189,053 shares owned by his wife, held by his wife as custodian for their son, held by him as a co-Trustee with Charles G. Lane under one trust  for a sister’s children, held by him as Trustee under the Hugh C. Lane Trust for the benefit of a grandchild of Hugh C. Lane, held by him as Trustee for the Beverly Glover Lane Trust,  held by him as a Trustee for the Hugh C. Lane Irrevocable Trust, held by him as Trustee for the Marital Trust for the benefit of Beverly Glover Lane, held by him as a Trustee of Mills Bee Lane Memorial Foundation, held by him as Trustee of the ESOP (unallocated shares), and 24,468 shares owned by the ESOP in which he has a vested interest; Sheryl G. Sharry 8,000 held by her as Trustee of the ESOP (unallocated shares), and 24,378 shares owned by the ESOP, in which she has a vested interest; Katherine M. Huger - 731 shares owned by her husband; Charles G. Lane - an aggregate of 77,493 shares owned by his wife, held by her as custodian for two of their children, held by him as a co-Trustee with Hugh C. Lane, Jr. under one trust for a sister’s children, held by him as a co-Trustee  with Fleetwood S. Hassell for the children of Hugh C. Lane, Jr., held by him as co-Trustee under the Irrevocable Trust of Hugh C. Lane and held by him as a Trustee of Mills Bee Lane Memorial Foundation; Louise J. Maybank – 16,356 shares held by her as a co-Trustee for a Family Charitable Trust; Edmund Rhett, Jr., MD - 756 shares owned by his wife; and Thomas C. Stevenson, III- an aggregate of 8,000 shares held by him as Trustee of the ESOP (unallocated shares).   All such indirectly owned shares are included in the totals of the number of shares set forth in the above table and beneficially owned by the Directors and nominees.

Section 16A Beneficial Ownership Reporting Compliance

Louise J. Maybank, Director, failed to file one Form 4 in a timely manner.

Equity Compensation Plan Information
The following table summarizes the total outstanding options and the weighted-average exercise price of the Company’s equity compensation plan as of December 31, 2009:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans [1]
Equity compensation plan approved by shareholders [2]	79,087	$11.67	-
Equity compensation plan not approved by shareholders	-	-	-

Total	79,087	$11.67	-

[1]
In accordance with the 1998 Incentive Stock Option Plan, no options may be granted under this Plan after April 14, 2008.  Options granted before this date shall remain valid in accordance with their terms.

[2]
The number of securities to be issued upon exercise of the outstanding options represents the total outstanding options under the 1998 Incentive Stock Option Plan.  As per the agreement the above options shall remain valid in accordance with their terms.

Proposal 1-Election of Directors

The Board of Directors consists of 17 members elected annually.  During 2009, C. Ronald Coward resigned from the Board of Directors due to personal reasons. Therefore, the Board of Directors proposes that the 16 nominees described below, each of whom is currently serving as Director, be re-elected for a new term expiring at the 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified. In addition the Nominating Committee of the Company Board of Directors recommended at its December 17, 2009 meeting to approve Sheryl G. Sharry Executive Vice President of the Bank and Corporation, for nomination to the Board of Directors.  This recommendation was approved by the Board of Directors and will be voted on at the 2010 Annual Meeting.

Each of the nominees has consented to be named as a nominee.  If any of them should become unavailable to serve as a Director (which is not now expected), the Board may designate a substitute nominee.

The Board of Directors believes that it is necessary for each of the Company’s Directors to possess many qualities and skills.  When searching for new candidates, the Nominating Committee (Corporate Governance Committee) considers the evolving needs of the Board of Directors and searches for candidates that fill any current  or anticipated future gap.  The Board of Directors also believes that all Directors must possess a considerable amount of business management (such as experience as Chief Executive or Chief Financial Officer) and educational experience.  The Nominating Committee first considers management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing shareholder value when considering Director candidates.  The Nominating Committee focuses on issues of diversity, such as diversity in gender, race and national origin, education, professional experience and differences in viewpoints and skills.  The Nominating Committee does not have a formal policy with respect to diversity; however the Board of Directors and the Nominating Committee believe that it is essential that the Board members represent diverse viewpoints.  In considering candidates for the Board of Directors, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards.  With respect to the nomination of continuing Directors for re-election, the individual’s contributions to the Board of Directors are also considered.

All Board members bring to the Board of Directors a wealth of leadership experience derived form their extensive business and Board experiences.  The process undertaken by the Nominating Committee in recommending qualified Director candidates is described below under “Corporate Governance-Director Nomination Process” (see pages 14 -16 of this Proxy Statement).  Certain individual qualifications and skills of our Directors that contribute to the Board of Directors effectiveness as a whole are described in the following paragraphs.

The name of each Nominee designated by the Board of Directors of the Company for election as a Director of the Company and certain information provided by such Nominee to the Company are set forth in the table below.  Six of the current Nominees served as initial Directors of the Bank from October 22, 1986, when the Bank's charter was issued until the first Annual Meeting of Shareholders on April 14, 1987, and were elected to serve a one year term at such Annual Meeting.  All of the above six Directors of the Bank were elected to serve one-year terms at subsequent Annual Meetings. All of the above six Directors of the Bank were elected Directors of the Company upon its organization in 1995. Alan I. Nussbaum, MD and Edmund Rhett, Jr., MD, were first elected as Directors of the Company during 1999.  Dr. Linda J. Bradley McKee, CPA was first elected as a Director of the Company during 2002. They were all re-elected as Directors of the Company to serve one year terms at subsequent Annual Meetings. Graham M. Eubank, Jr., Richard W. Hutson, Jr. and Malcolm M. Rhodes, MD were elected pursuant to the By-Laws of the Company on December 16, 2004, and were elected to serve one year terms at subsequent Annual Meetings.  Fleetwood S. Hassell was first elected by the shareholders on April 11, 2006 at the Annual Meeting, and was elected to serve one year terms at subsequent Annual Meetings.  Glen B. Haynes, DVM was first elected by the shareholders on April 10, 2007 at the Annual Meeting and was elected to serve a one year term at subsequent Annual Meetings.  David W. Bunch and David W. Schools were elected to serve a one year term at the April 14, 2009 Annual Meeting.  All of current Nominees, except Sheryl G. Sharry, served as Directors of the Company from April 14, 2009, the date of the last Annual Meeting of Shareholders.

William L. Hiott, Jr., Executive Vice President and Treasurer, has reached the age of retirement and will be retiring from the Company on April 13, 2010.  He will remain a nominee for Director and will continue to serve on the Board if re-elected by shareholders at the Annual Meeting April 13, 2010.

The names of the nominees along with their present positions, principal occupations and Directorships held during the past five years, their ages and the year first elected as a Director, are set forth below.

Executive Officer Directors and Nominees
Fleetwood, S. Hassell        Age 50     First elected to the Board 2006
Mr. Hassell has been with The Bank of South Carolina since its organization in 1986. He began as an Assistant Vice President for commercial lending and business development. Mr. Hassell held the position of Vice President and Senior Vice President and currently is an Executive Vice President and Senior Lender.  Born and raised in Charleston, SC, Mr. Hassell graduated from Porter Gaud High School and earned a BS and MBA from the University of South Carolina School of Business.  Mr. Hassell began his banking career in 1983 as a management trainee at the Citizens and Southern National Bank of South Carolina.  He was elected to the Board of Directors of the Bank of South Carolina and its parent Company in 2006.  In addition to serving on the Board of the Bank and the Company, Mr. Hassell has served on the Boards of the Kidney Foundation, Crime Stoppers, Atlantic Coast Conservation Association, Trident Tech Foundation, Charleston Breakfast Rotary Club (President), Charleston Day School (Treasurer), Porter Gaud School Alumni, and the Preservation Society.

Given Mr. Hassell’s experience in banking, his strong background in commercial lending and business development and his current participation and contributions made to the Board of Directors and its committees, the Nominating Committee recommended his re-election to the Board.

William L. Hiott, Jr.         Age 65    First elected to the Board 1995
Mr. Hiott has been with The Bank of South Carolina since its organization in 1986.  He has served as Executive Vice President and Cashier of the Bank since 1986 and Executive Vice President and Treasurer of the Company since its organization in 1995. He has served on the Board of Directors of The Bank of South Carolina since its organization in 1986 and Bank of South Carolina Corporation since its organization in 1995.  Mr. Hiott was born and raised in Colleton County, South Carolina where he graduated from Walterboro High School.  He received a BS in Accounting from Charleston Southern University.  He is a graduate of South Carolina Bankers School and a graduate of the University of Wisconsin’s Bank Administration Graduate School. Mr. Hiott began his banking career at Citizens and Southern National Bank of South Carolina where he held the position of Vice President of Operations. In addition to serving on the Board of the Bank and the Company, Mr. Hiott has served on the Boards of the Harry Hampton Memorial Wildlife Fund (Chairman), SC Nature Conservancy, and the Low Country Open Land Trust (Treasurer).  He has also served on the SC Department of Natural Resources Marine Advisory Board (Vice-Chairman), DNR SC Governor’s Cup Advisory Board, DNR Waterfowl Advisory Board (Chairman), and the DNR Migratory Waterfowl Stamp Advisory Board (Chairman).

The Nominating Committee recommended Mr. Hiott for re-election to the Board of Directors based on his experience in banking, in-depth knowledge of the financials of the Company, his strong commitment to the local community, and his current contributions to the Board.

Hugh C. Lane, Jr.             Age 62     First elected to the Board 1995
Mr. Lane, brother of Charles G. Lane, has been with The Bank of South Carolina since its organization in 1986. He has served as President and Chief Executive Officer of the Bank since 1986 and of the Company since 1995.  He has served as Chairman of the Board of Directors of The Bank of South Carolina since its organization in 1986, and Chairman of Bank of South Carolina Corporation since its organization in 1995.  Mr. Lane was born in Charleston, SC.  He graduated from Choate School in Wallingford, Connecticut and earned a BA in economics from the University of Pennsylvania.  Mr. Lane began his banking career at Citizens and Southern National Bank of Georgia in Atlanta.  His banking career also included working in the Bond, Leasing and International Departments at the Chemical Bank in New York, City Executive of Citizens and Southern National Bank, Sumter South Carolina, and Executive Vice President, heading the Citizens and Southern National Bank’s Southern Region.  Mr. Lane also served on the Board of Directors of Citizens and Southern National Bank of South Carolina for 14 years. Mr. Lane serves as an Administrator and Trustee of the Bank of South Carolina Employee Stock Option Plan and Trust. In addition to his responsibilities at The Bank of South Carolina, Mr. Lane has served as a member of the Advisory Committee for the ACE Basin National Estuarine Research Reserve System and is currently Chairman of the Charleston County Conservation Bank Board.  He is past chairman of the Board of Trustees of the Belle W. Baruch Foundation, Trustee and Chairman of the Board at Wofford College, Trustee and past Chairman of South Carolina Independent Colleges & Universities,  Trustee and past President of Charleston Museum, past Co-Chairman of the Community Relations Committee, past member of Advisory Committee for the Storm Eye Institute of the Medical University of South Carolina, member of the Trident Chamber of Commerce, and past member of the Board of Trident Urban League.  He has been the recipient of Honorary Doctorates from Southern University and The Citadel. He has also received the “Distinguished Citizen Award” from Wofford College National Alumni Council, the Avery Citizenship Award for outstanding community service, the Joseph P. Riley Leadership Award, and the Order of the Palmetto presented by the Governor of South Carolina.

The Nominating Committee has recommended the re-election of Hugh C. Lane, Jr. to the Board of Directors based on his background in economics, banking experience, knowledge of the financials of the Company, and his strong commitment to the local community.  In addition the Committee considered his current contribution to the Board and his continued devotion to serving the shareholders of the Company.

Sheryl G. Sharry              Age 55     First elected to the Board (Nominee 2010)
Mrs. Sharry has been with The Bank of South Carolina since its organization in 1986.  She has served as Assistant Vice President – Operations Department, Vice President – Operations & Technology, Senior Vice President – Operations & Technology, and is currently Executive Vice President.  Mrs. Sharry serves as an Administrator and Trustee of the Bank of South Carolina Employee Stock Option Plan and Trust.  Mrs. Sharry is a nominee for the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation.  Mrs. Sharry has lived in South Carolina for 46 years.  She is a graduate of the College of Charleston, South Carolina Bankers School, and the School of Bank Investments and Financial Management.  Mrs. Sharry started her banking career at Citizens and Southern National Bank of South Carolina where she served as Utility Staff, CSR, teller and CSR trainer, and Operations Officer-Internal Operations Department.  Mrs. Sharry has attended classes covering Network Security and Administration, Administration of the Bank’s core software, ITI; Information Technology Risk Assessment, Internet Banking Compliance, Cyber Crime, Liquidity Contingency Planning, and Asset Liability Management and Interest Rate Risk.   She is a member of Fiserv Regional Users Group, South Carolina Bankers Association Disaster Recovery Committee, Financial Managers Society, and South Carolina InfrGard.

Sherry Sharry was recommended for election to the Board of Directors by the Nominating Committee based on her strong background in operations and technology of the Company, experience in banking, in-depth knowledge of the financials of the Company, and continued devotion to the success of the Company.

Non-Employee Directors and Nominees
David W. Bunch                Age 59     First elected to the Board 2009
Mr. Bunch has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2009.  He was born in Charleston, South Carolina and graduated from North Charleston High School and Clemson University.  He has been employed by XO Bunch Organizations since 1973, serving as President, Hughes Motors, Inc.; Vice-President, Bunch Leasing Co.; Vice-President, Florence Truck Center, Inc.; Partner, Bunch Truck & Equipment, LLC; Partner, Bunch & Sons-Real Estate; Managing member, Wando Properties, LLC; and President, Double D Leasing Co., Inc.  In addition to serving on Board of Directors of the Bank of South Carolina Corporation and The Bank of South Carolina, Mr. Bunch served as Board member of South Carolina Federal Savings Bank.  He is a past President of the Rotary Club of North Charleston, a Paul Harris Fellow of the Rotary Club of North Charleston, a member of South Carolina Trucking Association, a member of the Executive Association of Greater Charleston, a member of the Hibernian Society, and a member of North Charleston United Methodist Church.

The Nominating Committee has recommended the re-election of David Bunch to the Board of Directors based on his strong knowledge of business including successfully starting and running several companies, his participation on the Loan Committee, and his service on various Boards with the Company and community.

Graham M. Eubank, Jr.           Age 42     First elected to the Board 2005
Mr. Eubank has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2005.  He was born in Fayetteville, North Carolina and raised in Charleston South Carolina.  He attended private schools and received a BS in Management from Clemson University.   He is also a graduate of the National Automobile Dealers Association Dealer Candidate Academy.  In 1992 Mr. Eubank began working with his family’s business, Palmetto Ford, Inc., where he has held many positions including New Car Sales Manager, Used Car Sales Manager and Parts and Service Director.  Currently Mr. Eubank is President and CEO of the Palmetto Car and Truck Group which is comprised of Ford, Lincoln, Mercury, Hyundai, Mama’s Used Cars and Quick Lane Auto and Tire Center.  In addition to serving on the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation, Mr. Eubank has served on the Board of Carolina Ford Dealer Advertising Association, the Board of the East Cooper Rotary Club and the Board of The Boy Scouts of America. In addition he has served as President of the Trident New Car Dealers Association and Vice President of the South Carolina Automobile Dealers Association.

Graham Eubank has been on the Board of Directors since 2005.  He has served on various committees including the Audit Committee, Compensation Committee and the Nominating Committee.  His background in business has been an asset to the current Board. For these reasons Mr. Eubank has been recommended for re-election to the Board of Directors by the Nominating Committee.

Glen B. Haynes, DVM              Age 55     First elected to the Board 2007
Dr. Haynes has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2007.  He was born in Charlottesville, Virginia and has lived in Summerville, South Carolina for 26 years.  He is a graduate of Virginia Tech where he received a BS in Biology. He received a DVM from the University of Georgia and attended a South Carolina Bankers School program specific for bank Directors. In addition to serving on the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation, Dr. Haynes has served as President of the Summerville Rotary Club, President of Frances Willis SPCA, Chairman of the South Carolina Board of Veterinary Medical Examiners, and President of Trident Veterinary Medical Association. Dr. Haynes is a member of the American Veterinary Medical Association and a member of St. Paul’s Episcopal Church where he served on the vestry.

Dr. Haynes has been committed to the success of the Company, serving on the Audit and Loan Committees for several years.  In recommending Dr. Haynes for re-election to the Board of Directors the Nominating Committee considered this experience as well as his strong ties to the Summerville community and his work ethic demonstrated in running his own practice.

Katherine M. Huger	Age 68	First elected to the Board 1995
Mrs. Huger has been a member of the Board of Directors of The Bank of South Carolina since its organization in 1986, and a member of the Board of Directors of the Bank of South Carolina Corporation since its organization in 1995.  Born in Buffalo, New York, Mrs. Huger has lived in Charleston, South Carolina for 39 years. Mrs. Huger studied economics, international economic relations and international finance, receiving an AB degree from Bryn Mawr College, and MA and MALD degrees from The Fletcher School of Law and Diplomacy, Tufts University. Mrs. Huger served as an Assistant Professor of Economics at Charleston Southern University from 1972-2004.  In addition to serving on the Board of the Bank and the Company, Mrs. Huger has served on the Boards of the Charleston Museum, the Charleston Horticulture Society, the Charleston Foreign Affairs Forum, and the Junior League of Charleston. Currently, she is involved with the Gibbes Art Museum and Water Mission International.

The Nominating Committee has recommended the re-election of Katherine Huger to the Board of Directors.  The Committee recognized Mrs. Huger’s commitment to the success of the Company as shown by her 24 years of service as well as her willingness to serve on the Audit Committee, Loan Committee, and the Executive/Long range Planning Committee. In addition, her extensive background in economics and finance and her community involvement were factors in the Committee’s recommendation.

Richard W. Hutson	Age 52	First elected to the Board 2005
Mr. Hutson has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2005.  Mr. Hutson was born and raised in Charleston, South Carolina.  He majored in economics and received a BA from The University of the South.  In addition to serving on the Board of the Bank and the Company, Mr. Hutson has served on the Boards of the SC Historical Society and the Historic Charleston Foundation.  In addition, Mr. Hutson has served as President of the SC Historical Society, Commodore of the Carolina Yacht Club, and President of the Charleston Club.  Mr. Hutson is the Manager of William M. Means Company Insurance LLC.

Richard Hutson has served on the Audit Committee and the Loan Committee.   His experience on these committees, in addition to his business background in running a large insurance company, led the Nominating Committee to recommend Mr. Hutson for re-election to the Board.  The Committee also considered his strong ties to the Charleston community and his experience of serving on other Boards.

Charles G. Lane	Age 55	First elected to the Board 1995
Mr. Lane has been a member of the Board of Directors of The Bank of South Carolina since its organization in 1986, and a member of the Board of Directors of Bank of South Carolina Corporation since its organization in 1995.  Mr. Lane was born and raised in Charleston, South Carolina.  He is a graduate of Clemson University.  Mr. Lane served on the Advisory Board of Citizens and Southern National Bank of Greenville, South Carolina.  In addition, Mr. Lane served on the Boards of Ducks Unlimited, Delta Waterfowl, The Nature Conservancy, The South Carolina Conservation Bank, The Donnelley Foundation, and the ACE Basin Task Force.  Mr. Lane has served as Chairman of the Coastal Conservation League Board.  Mr. Lane is a Managing Member of Holcombe, Fair and Lane, LLC, a real estate company.

Charles G. Lane, brother of Hugh C. Lane, Jr., has been with the Company since its organization.  He has served on the Executive Committee, the Long Range Planning Committee (currently Executive/Long Range Planning), and the Loan Committee.  His has devoted 24 years to ensuring the success of the Company.  His experiences in the real estate market and the local community have been valuable to the Board in its decision making.  Based on these aspects the Nominating Committee has recommended the re-election of Charles Lane to the Board.

Louise J. Maybank	Age 70	First elected to the Board 1995
Mrs. Maybank has been a member of the Board of Directors of The Bank of South Carolina since its organization in 1986, and a member of the Board of Directors of Bank of South Carolina Corporation since its organization in 1995.  Born in Edgecombe, North Carolina, Mrs. Maybank has lived in Charleston, South Carolina for 51 years.  Mrs. Maybank is currently Chairman of the Charleston County Greenbelt Advisory Board.  In addition she has served on the Boards of the Lowcountry Open Land Trust, The Historic Charleston Foundation, the City of Charleston’s Planning and Zoning Board and the Board of Adjustments.  She has been a member of the Coastal Community Foundation, the Junior League of Charleston, and a Trustee of Charleston Day School and Episcopal High School.

Louise J. Maybank has served on the Board of the Bank and the Company since their organization.  She has served on the Planning Committee, Loan Committee and the Nominating Committee and has dedicated her time to ensuring the success of the Company.  The Nominating Committee considered all of Mrs. Maybank’s service to the Company as well as her strong community involvement in recommending her for re-election to the Board.

Linda J. Bradley McKee, PhD, CPA,	Age 59	First elected to the Board 2002
Dr. McKee has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2002.  Born in Hereford, Texas, Dr. McKee has lived in Charleston for 17 years.  Dr. McKee earned a BS in Mathematics from the University of Texas at Arlington, a MS in Accounting from Texas Tech, and a PhD in Accounting from the University of North Texas.  She is an Associate Professor of Accounting at the College of Charleston.  In addition to serving on the Board of the Bank and the Company, she also served on the Board of Directors of Hospice of Colorado Springs.  She served as President of the Charleston Estate Planning Council and Program Director of Charleston Tax Roundtable.  Dr. McKee is a member of First Methodist Church.  She is also a member of the following professional organizations: AICPA, American Accounting Association, Taxation Division of American Accounting Association, Charleston Estate Planning Council, and Charleston Tax Roundtable.

Dr. McKee is considered by the Board of Directors to be a financial expert under applicable guidelines of the Securities and Exchange Commission.  She has an extensive background in accounting and taxation and has been an asset to the Board and the Audit Committee. For the above reasons the Nominating Committee has recommended Dr. McKee for re-election to the Board of Directors.

Alan I. Nussbaum, MD	Age 58	First elected to the Board 1999
Dr. Nussbaum has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 1999. Born and raised in Charleston, South Carolina, Dr. Nussbaum graduated from Porter Gaud High School.   He received a BA from Johns Hopkins University and a MD from Harvard Medical School.  Dr. Nussbaum completed his internship in Internal Medicine at Duke University Medical Center and completed his residency in Internal Medicine from Duke University Medical Center.  In addition, Dr. Nussbaum completed a Fellowship in Rheumatology and Immunology from the Medical University of South Carolina. Dr. Nussbaum is a Clinical Associate Professor in the Department of Medicine at the Medical University of South Carolina and has a private practice, Rheumatology Associates, PA.  Dr. Nussbaum has served both as Assistant Chairman and Chairman of the Department of Medicine at Roper Hospital.  He has served as Chairman of the Quality Management Committee at Roper Hospital and is currently Chairman of the Board of Directors of Roper Hospital.  He has served on the Board of the Charleston Community Concert Association, as Vice-President and President of Synagogue Emanu-El, and has been a Board member of the Hebrew Orphan Society.

The Nominating Committee has recommended the re-election of Dr. Alan Nussbaum to the Board of Directors based on the commitment that he has made to the Board, the Executive Committee and the Audit Committee.  In addition to having his own medical practice and serving on several Boards in the medical community, Dr. Nussbaum served as Chairman of the Audit Committee and is dedicated to the success of the Company.

Edmund Rhett, Jr., MD	Age 62	First elected to the Board 1999
Dr. Rhett has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 1999.  Dr. Rhett was born in Charleston, SC and raised in Atlanta, Georgia.  He has lived in the Charleston area for 32 years.  Dr. Rhett received a BA from The University of the South and a MD from the Medical College of Georgia.  He has a private gynecological practice, Edmund Rhett, Jr., PA.  Dr. Rhett has been on the Board of Directors of the Canterbury house for 27 years and has served as President of its Board for 15 years. In addition he has served on the Boards of both the East Cooper Regional Medical Center and Charleston Day School.  Dr. Rhett is a member of the Carolina Yacht Club and the Country Club of Charleston.

The Nominating Committee has recommended Dr. Rhett for election to the Board of Directors.  Dr. Rhett has served on the Board since 1999.  He has served on the Mount Pleasant local Advisory Board in addition to serving on the Nominating Committee, Audit Committee and the Loan Committee.  He has a successful private gynecological practice and has committed 27 years to serving on the Board of the Canterbury House.  His success in running his practice and dedication to service of the local community were very important considerations in the Nominating Committee’s recommendation.

Malcolm M. Rhodes, MD	Age 51	First elected to the Board 2005
Dr. Rhodes has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2005. Born and raised in Charleston, South Carolina, Dr. Rhodes graduated from Porter Gaud High School.  He received a BA from Duke University and a MD from the Medical University of South Carolina. He is a Fellow of the American Board of Pediatrics and has been a partner at Parkwood Pediatric Group since 1988.  He is on the clinical faculty at MUSC and active staff at Roper and Bon-Secours St. Francis Hospitals, serving on the Credentials Committee. He and his wife own The Charleston Angler. In addition to serving on the Board of Directors of the Bank and the Company, Dr. Rhodes currently represents South Carolina on the Atlantic States Marine Fisheries Commission where he is Chairman of the Governor's Appointees, serves on the Executive Committee and Administrative Oversight Committee and chairs the Shad and River Herring Board. He is a Trustee of Ashley Hall School and treasurer of the Carolina Gold Rice Foundation. He is on the Executive Committee of The Agricultural Society of South Carolina and the SC State Board of Coastal Conservation Association. He has served as a Trustee of Charleston Stage Company and on the vestry of St. Philip's Church where he is still actively involved.

The Nominating Committee has recommended the re-election of Dr. Rhodes to the Board of Directors based on the commitment that Dr. Rhodes has made to the Board and the Audit Committee.  In addition the Nominating Committee also considered Dr. Rhodes’ knowledge of business including running a medical practice and serving on staff of several local hospitals.  Dr. Rhodes currently serves as Chairman of the Audit Committee and is dedicated to the success of the Company.

David R. Schools	Age 51	First elected to the Board 2009
Mr. Schools has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2009.  Born and raised in Charleston, South Carolina, Mr. Schools graduated from Porter Gaud High school.  He received his BA from the College of Charleston.  Currently, Mr. Schools is President and CEO of Piggly Wiggly Carolina Company. In addition to serving on the Board of the Bank and the Company, Mr. Schools is a member of the Boards of Greenbax Enterprises, Charleston Metro Chamber of Commerce, Trident United Way, and an Advisory Board member of the Dee Norton Lowcountry Children’s Center.  He is a past member of the Board of Directors of the South Carolina Chamber of Commerce.  Mr. Schools is a member of Carolina Food Industry Council.

Given Mr. Schools significant background and extensive experience in the food and grocery industry and outstanding community involvement, Mr. Schools has been recommended by the Nominating Committee for re-election to the Board. The Nominating Committee also considered his contributions made to the Board and the Audit Committee.

Thomas C. Stevenson, III	Age 59	First elected to Board 1995
Mr. Stevenson has been a member of the Board of Directors of The Bank of South Carolina since its organization in 1986, and a member of the Board of Directors of Bank of South Carolina Corporation since its organization in 1995.  Born and raised in Charleston, South Carolina, Mr. Stevenson received his BA from The University of the South.  Currently, Mr. Stevenson is President of Fabtech, Inc.  In addition to serving on the Board of the Bank and the Company, Mr. Stevenson has served on the Boards of Ashley Hall School, Christ School, and Trident Technical College.  He has served on the Board and as Vice-President of Finance for the Chamber of Commerce.  He is a member of the Low Country Manufacturers Council and the South Carolina Manufacturers Council.

The Nominating Committee has recommended Thomas C. Stevenson, III for re-election to the Board of Directors.  Mr. Stevenson has been a Board member since its organization.  He has served on the Audit Committee, Compensation Committee, Executive Committee, and is the current Chairman of the Loan Committee. Mr. Stevenson also serves as an Administrator and Trustee of the Bank of South Carolina Employee Stock Option Plan and Trust. His experience in running a successful company as well as his service to local community Boards were important qualifications the Nominating Committee felt were beneficial to the Board.

No Director or Executive Officer was involved in any legal proceedings, nor have any members been convicted in criminal proceedings in the past 10 years.  In addition there are no pending legal proceedings against any Executive Officer or Director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS

Board of Directors

Bank of South Carolina Corporation’s Board of Directors conducts its business through Board meetings and through its committees. Hugh C. Lane, Jr. presently serves as Chairman of the Board of Directors. The Board of Directors of the Company held 6 meetings (including all regularly scheduled and special meetings) during the year ended December 31, 2009. No Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which they served.

Board Leadership Structure

The Board believes that the Company’s President and Chief Executive Officer is best situated to serve as Chairman because he is the Director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  Independent Directors and management have different perspectives and roles in strategy development.  The Company’s independent Directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise.  The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and executions, and facilities information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed.  The Board believes the combined role of Chairman and Chief Executive Officer together with an independent Lead Director having the duties described below is the best interest of stockholders as it provides the appropriate balance between strategy development and independent oversight of management.

Lead Director

Thomas C. Stevenson, III, an independent Director who serves as Chairman of the Loan Committee, was selected by the Board of Directors to serve as the Lead Director for all meetings of the non-management Directors held in Executive Session.  Non-management Directors of the Board are required to meet on a regular scheduled basis without the presence of management (IM-5605-2 NASDAQ Corporate Governance Rules).  The Lead Director chairs these sessions.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing the management of the Company’s risks.  The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee oversees the management of financial risks.  The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Committees and Committee Charters

The Board has four committees: the Executive/Long-Range Planning Committee, the Compensation Committee, the Nominating Committee, and the Audit and Compliance Committee.  Each Committee serves in a dual capacity as a Committee of the Company and the Bank.

The following table lists the membership of the standing committees of the Board of Directors.

Director	Audit/Compliance	Executive/Long- Range Planning	Compensation Committee	Nominating Committee
David W. Bunch
Graham M. Eubank, Jr.	X		X	X
Fleetwood S. Hassell		X
Glen B. Haynes, DVM	X
William L. Hiott, Jr.		X
Katherine M. Huger
Richard W. Hutson, Jr.	X
Charles G. Lane		X
Hugh C. Lane, Jr.		X
Louise J. Maybank		X		X
Dr. Linda J. Bradley McKee	X
Alan I. Nussbaum, MD	X	X
Edmund Rhett, Jr., MD				X
Malcolm M. Rhodes, MD	X
David R. Schools	X			X
Sheryl G. Sharry
Thomas C. Stevenson, III		X	X

The Audit and Compliance Committee (the “Audit Committee”) presently consists of seven members of the Board of Directors.  During 2009, the Audit Committee held 5 meetings. The Audit Committee operates under a written Charter adopted by the Board of Directors.  The Charter was attached as Exhibit A to the 2004 Proxy Statement.  Members are considered to be independent of the Company under applicable rules and regulations, including Rule 4200(a) (15) of the National Association of Securities Dealers.  The Board of Directors has determined that Linda J. Bradley McKee, PhD CPA, a member of the Audit Compliance Committee, qualifies as an Audit Committee financial expert under the applicable guidelines of the Securities and Exchange Act.

The Audit Committee has the responsibility of reviewing the Company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all examinations required by law are performed.  The Committee recommends to the Board of Directors the appointment of the independent auditors for the next fiscal year, reviews and approves the auditors’ audit plan, and reviews with the independent auditors the results of the audit and management’s response.  The Board of Directors has adopted an Audit Committee Charter, which outlines the Committee’s responsibilities for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The Charter amended by the Board of Directors at any time.

The Executive/Long-Range Planning Committee consists of the President of the Company and six designated Directors.  The President of the Company chairs the Committee.  During 2009, the Executive/long-Range Planning Committee held 4 meetings.  In addition to long-range and strategic planning, the principal function of the Committee is to exercise all authority of the Board of Directors in the management and affairs of the Company and the Bank. In addition, the Committee acts on behalf of the entire Board of the Company between the regular Board Meetings.

The Compensation Committee consists of independent Directors of the Company.  The function of the Compensation Committee is to recommend the compensation of Executive Officers to the Directors of the Company.  The Compensation Committee does not use the services of a compensation consultant.  The Committee reviews the salaries of individuals with similar positions at similar sized banks within South Carolina.  The Compensation Committee met 1 time in 2009.

The Nominating Committee consists of independent Directors of the Company.  The function of the Nominating Committee is to recommend a slate of proposed Directors to the Board of Directors of the Company. The Nominating Committee has adopted a written Charter.  A copy of this charter may be obtained at the Company’s internet website www.banksc.com. The Nominating Committee met 3 times during 2009.

Nominations, other than those made by the Nominating Committee of the Company, shall be made in writing and shall be delivered or mailed to the President of the Company not less than 14 days nor more than 50 days prior to any meeting of Shareholders calling for election of Directors; provided however, that if less than 21 days notice of the meeting is given to Shareholders, such nomination shall be mailed or delivered to the President of the Company not later than the close of business on the 7th day following the day on which the Notice of Meeting was mailed.  Nominations not made according to these procedures will be disregarded.

The Nominating Committee has a policy with regard to consideration of any Director candidates recommended by security holders and that policy is to consider any and all such recommendations.  The Nominating Committee has adopted specific minimum qualifications which the Nominating Committee believes must be met by a Nominating Committee recommended Nominee for a position on the Company's Board of Directors, and those are that such Nominee must be generally recognized as successful in such Nominee's business or community efforts, have a generally recognized reputation for honesty and integrity, have demonstrated such Nominee's commitment to the community in which the Company and its subsidiary Bank operates and have demonstrated in meetings with the Nominating Committee such Nominee's commitment to the best interests of the Company, its subsidiary Bank, and their officers, Directors, employees and shareholders.  The Nominating Committee's process for identifying and evaluating Nominees for Director of the Company and its subsidiary Bank, including Nominees recommended by security holders, is to investigate whether or not such Nominee meets the specific minimum qualifications adopted as a policy by the Nominating Committee through contacts the members of the Nominating Committee have in their community.  There are no differences in the manner in which the Nominating Committee evaluates Nominees for Director based on whether the Nominee is recommended by a security holder.

The Company does not utilize or pay a fee to any third party (compensation consultant) to evaluate Nominees for Director.

Director Independence The Board is comprised of a majority (75%) of independent Directors in compliance with SEC and NASDAQ rules.  All members of the Audit and Compliance Committee, the Compensation Committee, and the Nominating Committee are independent pursuant to SEC and NASDAQ rules.  The members of these committees do not have any relationship to The Bank of South Carolina or Bank of South Carolina Corporation that may interfere with the exercise of their independence from management.  None of the members of these committees are current or former officers or employees of The Bank of South Carolina or Bank of South Carolina Corporation.  All members of the Board are independent except Hugh C. Lane, Jr., President and Chief Executive Officer, William L. Hiott, Jr., Executive Vice President and Treasurer, Fleetwood S. Hassell, Executive Vice President and Charles G. Lane, brother of Hugh C. Lane.

Code of Business Conduct and Ethics A Code of Ethics for officers, Directors and employees was attached to the 2004 10KSB.  The Code of Ethics requires the officers, Directors and employees to maintain the highest standards of professional ethical conduct.  The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting and procedures for promoting compliance with, and reporting violations of the Code.

Shareholder Communication with the Board of Directors The Board of Directors has adopted a process by which security holders may send communications to the Board of Directors of the Company.  That process is for any security holder to send a written communication to Hugh C. Lane, Jr., President, Bank of South Carolina Corporation, 256 Meeting Street, Charleston, South Carolina 29401, or to fax such communication to Hugh C. Lane, Jr., President, at (843) 724-1513.  A security holder is free to address any communication to any Director at the address of such Director set forth in this Proxy Statement.  Any communication from a security holder received by the President shall be sent to all Members of the Executive Committee and, if any member of the Executive Committee so directs, will be sent to all members of the Board of Directors.

In addition, any shareholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact the Audit Committee by writing the following address:

Bank of South Carolina Corporation Audit Committee
c/o Malcolm M. Rhodes, MD., Chairman
Bank of South Carolina Corporation
256 Meeting Street
Charleston, SC 29401

Annual Meeting Attendance by Directors Directors are expected to attend the Annual Meeting of shareholders, but the Company does not have a formal policy regarding attendance.

Related Party Transactions The Company does not have any existing continuing contractual relationships with any Director, Nominee for election as Director or Executive Officer of the Company or the Bank, or any Shareholder owning, directly or indirectly, more than 5% of the shares of Common Stock of the Company, or any associate of the foregoing persons.  Directors, Executive Officers, Nominees for election as Directors, and members of the immediate family of any of the foregoing have had in the past, have at present, and will have in the future, customer relationships with the Bank.  Such transactions have been and will continue to be made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and such transactions did not and will not involve more than the normal risk of collectability or present other unfavorable features.

DIRECTORS’ COMPENSATION

The following table sets forth the information regarding the compensation earned by each Director who served on the Board of Directors during the year ended December 31, 2009.  The officers of the Corporation other than the Secretary,  do not receive payment for their participation on the Board or its Committees.

Transactions and Relations with Directors, Executive Officers, and their Associates and Affiliates of Directors

DIRECTOR COMPENSATION
NAME	FEES EARNED OR PAID IN CASH	TOTAL
David W. Bunch	$4,350	$4,350
C. Ronald Coward (Resigned)	$3,400	$3,400
Graham M. Eubank, Jr.	$5,100	$5,100
Fleetwood S. Hassell	-	-
Glen B. Haynes, DVM	$7,450	$7,450
William L. Hiott, Jr.	-	-
Katherine M. Huger	$6,300	$6,300
Richard W. Hutson, Jr.	$4,650	$4,650
Charles G. Lane, Jr.	$6,350	$6,350
Hugh C. Lane, Jr.	-	-
Louise J. Maybank	$6,450	$6,450
Dr. Linda J. Bradley McKee, CPA	$4,800	$4,800
Alan I. Nussbaum, MD	$6,550	$6,550
Edmund Rhett, Jr. MD	$6,100	$6,100
Malcolm M. Rhodes, MD	$5,350	$5,350
David R. Schools	$3,000	$3,000
Thomas C. Stevenson, III	$6,900	$6,900

Non-Executive-Officer Directors of the Company received $150.00 for each meeting of the Board of Directors of the Company attended and non-officer Directors of the Bank received $300.00 for each meeting of the Board of Directors of the Bank attended and $150.00 for each Company or Bank Board Committee meeting attended.

Executive Compensation-Compensation Discussion and Analysis

The following table sets forth all remuneration (including remuneration under any contract, authorization or arrangement, whether or not set forth in a formal document) paid during the years ended December 31, 2009, 2008 and 2007 by the Bank to the three Executive Officers of the Company and the Bank, and one retired Executive Officer of the Company and Bank, whose cash remuneration from the Bank exceeded $100,000.00 dollars for their services in all capacities. Such Executive Officers receive no compensation from the Company as Executive Officers or as Directors or in any other capacity.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total
Hugh C. Lane, Jr. President and Chief Executive Officer	2009	210,101.45	100.00					6,676.21	216,877.66
	2008	210,101.45	100.00					19,572.15	229,773.60
	2007	200,001.37	1,600.00					18,136.27	219,737.64
William L. Hiott, Jr. Executive Vice President and Treasurer	2009	180,101.45	100.00					5,722.92	185,924.37
	2008	180,101.45	100.00					16,777.48	196,978.93
	2007	175,001.53	1,600.00					15,887.26	192,488.79
Fleetwood S. Hassell Executive Vice President	2009	145,101.29	100.00					4,610.75	149,812.04
	2008	145,101.29	100.00					13,517.02	158,718.31
	2007	135,001.45	1,600.00					12,288.81	148,890.26
Nathaniel I. Ball, III Retired Executive Vice President and Secretary (6)	2009							0.00	0.00
	2008							0.00	0.00
	2007							140,600.00	140,600.00
Sheryl G. Sharry (7)	2009	127,301.45	100.00					4,036.56	131,438.01

1)
The Compensation Committee consisting of Graham M. Eubank, Jr., and Thomas C. Stevenson, compared salaries for similar positions at similar sized banks within South Carolina as well as the overall bank and individual performance. Once the salary levels were established by the Compensation Committee, the salaries were recommended to the Board of Directors for approval.

2)	The bonus consists of a $100 bonus presented to all employees at Christmas in 2009, 2008 and 2007 and a $1,500 bonus presented in January 2007 to all employees employed before July 1, 2006.
3)	The Company did not issue any stock to its Executive Officers during the years ended December 31, 2009, 2008 or 2007.
4)	There were no options granted in 2009 to any employees. There were no options granted to any Executive Officer in 2008 or 2007.
5)
On November 2, 1989, the Bank adopted an Employee Stock Ownership Plan and Trust Agreement (the “Plan”) to provide retirement benefits to eligible employees for long and faithful service. The other compensation represents the amount contributed to the Bank’s ESOP. (See table and discussion below for other compensation.)

6)	Nathaniel I. Ball, III, retired on July 31, 2005. The amount reported in 2007 represents severance pay.
7)	Sheryl G. Sharry was promoted to Executive Vice President on January 21, 2010.

All Other Compensation
The Following table sets forth details of “All Other Compensation” as presented above in the Summary Compensation Table.

Name	Employee Stock Ownership Plan	Total
Hugh C. Lane, Jr.	6,676.21	6,676.21
William L. Hiott, Jr.	5,722.92	5,722.92
Fleetwood S. Hassell	4,610.75	4,610.75
Sheryl G. Sharry	4,036.56	4,036.56

An employee of the Bank is eligible to become a participant in the ESOP upon reaching 21 years of age and credited with one year of service (1,000 hours of service). The employee may enter the plan on the January 1st that occurs nearest the date on which the employee first satisfies the age and service requirements described above. No contributions by employees are permitted.  The amount and time of contributions are at the sole discretion of the Board of Directors of the Bank.  The contribution for all participants is based solely on each participant's respective regular or base salary and wages paid by the Bank including commissions, bonuses and overtime, if any.

A participant becomes vested in the ESOP based upon the employee’s credited years of service.  The vesting schedule is as follows;

• 1 year of Service	0% Vested
• 2 Years of Service	25% Vested
• 3 Years of Service	50% Vested
• 4 Years of Service	75% Vested
• 5 Years of Service	100% Vested

The Plan became effective as of January 1, 1989 was amended effective January 1, 2007 and approved by the Board of Directors on January 18, 2007.  This amendment was made to comply with the Pension Protection Act of 2006.

The Board of Directors of the Bank approved the contribution of $120,000 to the ESOP for the fiscal year ended December 31, 2009. The contribution was made during 2009.  Thomas C. Stevenson, III, Sheryl G. Sharry and Hugh C. Lane, Jr., currently serve as Plan Administrators and as Trustees for the Plan.  The Plan currently owns 219,185 shares or 5.48% of the Company's Common Stock.

During the fiscal year ended December 31, 2009, the Company had no plans or arrangements pursuant to which any Executive Officer, Director or principal shareholder received contingent remuneration or personal benefits other than the contingent remuneration and life, disability, dental and health insurance benefits.  Life, disability, dental and health insurance benefits are available for all employees of the Bank who work at least 30 hours a week.  Benefit programs provided to Executive Officers, officers and employees are listed in the table below.

Benefit Plan	Executive Officers	Officers	Full Time Employees
Employee Stock Ownership Plan	x	x	x
Medical and Dental Plans	x	x	x
Life and Disability Plans	x	x	x
Stock Option Plans	x	x	x

There were no options granted in 2009.  The following information with respect to the outstanding equity awards as of December 31, 2009 is presented for the named Executive Officers with additional discussion below.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009
OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (#) (e)	Option Expiration Date (f)	Number of Shares of Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Hugh C. Lane, Jr.	-	-	-	-	-	-	-	-	-
William L. Hiott, Jr.	-	4,160	-	8.92	May 14, 2011	-	-	-	-
Fleetwood	-	2,497	-	8.92	May 14, 2011	-	-	-	-
S. Hassell		5,000		16.62	May 17, 2016
Sheryl G. Sharry	-	2,497	-	8.92	May 14, 2011	-	-	-	-

On April 14, 1998, the Shareholders of the Company approved an Incentive Stock Option Plan for the benefit of eligible officers and employees of the Bank and reserved a total 180,000 shares.  On April 16, 1998, the Bank granted options to purchase Common Stock in the aggregate amount of 146,000 shares to 52 employees of the Bank (including officers, such Directors as are also employees and other employees) pursuant to the Incentive Stock Option Plan.  These grants included those to Hugh C. Lane, Jr., William L. Hiott, Jr., and Fleetwood S. Hassell, Executive Officers and Directors and Nathaniel I. Ball, III, (retired) Executive Officer and Director.

As of July 10, 2000, all of the option holders, including the above Executive Officers, terminated their existing stock options.  There was no obligation on the part of the Company or The Bank of South Carolina to issue additional or replacement options.  No options were exercised in 1998, 1999 or 2000.  On May 14, 2001, the Bank granted options to purchase Common Stock in the aggregate amount of 152,350 shares to 45 employees of the Bank (including officers, such Directors as are also employees and other employees) pursuant to the Incentive Stock Option Plan.  These grants included those to Hugh C. Lane, Jr., William L. Hiott, Jr., and Fleetwood S. Hassell, Executive Officers and Directors and Nathaniel I. Ball, III, (retired) Executive Officer and Director.  Except for those options granted to Hugh C. Lane, Jr. as described below, all of the options were granted at an exercise price of $13.50 per share. No additional options were granted during 2001. Options to purchase 9,500 shares were granted at an exercise price of $14.925 per share to 4 employees of the Bank during 2002. Options to purchase 13,500 shares with an exercise price of $14.20 per share were granted to 13 employees in 2003. Options to purchase 4,000 shares with an exercise price of $14.00 were granted to one employee in 2004. No options were exercised during 2001, 2002, 2003 or 2004. Options to purchase 32,500 shares with an exercise price of $16.62 were granted to twenty-one employees in 2006. Options to purchase 5,000 shares with an exercise price of $15.99 and options to purchase 5,000 shares with an exercise price of 15.51 were granted to two employees in 2007. During 2008, options to purchase 4,500 shares with an exercise price of $14.19 were granted to two employees. There were no options granted during 2009.

Under the 1998 stock option plan no options are available for grant due to expiration. There are currently outstanding options to purchase 12,212 shares at an option price of $9.39 per share, options to purchase 37,625 shares at an option price of $8.92 per share, options to purchase 17,250 shares at an option price of $16.62 per share, options to purchase 5,000 shares at an option price of $15.99 per share, options to purchase 5,000 shares at an option price of $15.51 per share and options to purchase 2,000 shares at an option price of $14.19 resulting in total outstanding options to purchase 79,087 shares at the prices set forth above.

As adjusted for a 10% stock dividend effective on July 15, 2003, a 10% stock distribution effective April 29, 2005 and a 25% stock dividend effective April 28, 2006, options to purchase 44,853 shares with an exercise price of $8.92 per share, options to purchase 11,343 shares with an exercise price of $9.87, options to purchase 4,537 shares with an exercise price of $9.39 per share, options to purchase 5,500 shares with an exercise price of $9.26 per share, options to purchase 15,250 shares with an exercise price of $16.62 per share and options to purchase 2,500 shares with an exercise price of $14.19 have expired. There were 32,500 options granted during 2006 with an exercise price of $16.62. During 2007, there were 5,000 options granted with an exercise price of $15.99 and 5,000 options granted with an exercise price of $15.51. There were 4,500 options granted during 2008 with an exercise price of $14.19. There were no options granted in 2009.

On October 2, 2005, Nathaniel I. Ball, III (retired) Executive Officer and Director, in accordance with the Incentive Stock Option Plan, exercised his options to purchase 16,637 shares of Common Stock.  The stock was purchased with the redemption of 10,300 shares of Bank of South Carolina Corporation Common Stock (personally held) with a price of $18.00 a share and the payment of $225 cash.  On May 14, 2006 in accordance with the Incentive Stock Option Plan, options to purchase 67,220 shares of Common Stock became exercisable.  Hugh C. Lane, Jr. exercised his option to purchase 24,956 shares at $9.82 per share. Twenty-four employees, including William L. Hiott, Jr. Executive Vice President and Treasurer and Fleetwood S. Hassell, Executive Vice President, exercised their option to purchase 39,846 shares of Common Stock at $8.92 per share.  William L. Hiott purchased 4,159 shares and Fleetwood S. Hassell purchased 2,495 shares. On December 4, 2006 Janice Flynn, former Senior Vice President exercised her options to purchase 6,655 shares at $8.92 per share and 3,025 shares at $9.87 per share.  Her shares became fully vested due to permanent disability.  On May 14, 2007 in accordance with the Incentive Stock Option Plan, options to purchase 27,488 shares at $8.92 per share became exercisable.  Twenty employees, including William L. Hiott, Jr., Executive Vice President and Treasurer and Fleetwood S. Hassell, Executive Vice President, exercised their options to purchase 24,257 shares of Common Stock at $8.92 per share.  William L. Hiott, Jr. purchased 4,159 shares and Fleetwood S. Hassell purchased 2,495 shares.  On May 14, 2008 in accordance with the Incentive Stock Option Plan, options to purchase 27,488 shares at $8.92 per share became exercisable.  Fourteen employees, including William L. Hiott, Jr. Executive Vice President and Treasurer and Fleetwood S. Hassell, Executive Vice President, exercised their options to purchase 20,268 shares of Common Stock at $8.92 per share. On May 15, 2008 in accordance with the Incentive Stock Option Plan, options to purchase 3,174 at 9.39 per share became exercisable.  Eight employees exercised their options to purchase 2,347 shares of Common Stock at 9.39 per share. All stock options were fully vested and fully exercisable. On May 14, 2009 in accordance with the Incentive Stock Option Plan, options to purchase 27,488 shares at $8.92 per share became exercisable.  Fifteen employees, including William L. Hiott, Jr. Executive Vice President and Treasurer and Fleetwood S. Hassell, Executive Vice President, exercised their options to purchase 24,991 shares of Common Stock at $8.92 per share. On May 15, 2009 in accordance with the Incentive Stock Option Plan, options to purchase 3,174 at $9.39 per share became exercisable.  Five employees exercised their options to purchase 1,320 shares of Common Stock at $9.39 per share. All stock options were fully vested and fully exercisable.

Hugh C. Lane, Jr., President and Chief Executive Officer, was granted the option to purchase 16,500 shares of Common Stock of the Company pursuant to the Incentive Stock Option Plan at a price of $14.85 per share. The option was exercisable on May 14, 2006 and would have expired if not exercised on that date. William L. Hiott, Jr., Executive Vice President and Treasurer, was granted the option to purchase 13,750 shares of Common Stock of the Company and Fleetwood S. Hassell, Executive Vice President was granted the option to purchase 8,250 pursuant to the Incentive Stock Option Plan at a price of $13.50 per share.  All of these options became exercisable in five 20% increments beginning May 14, 2006, with an additional 20% to be exercisable on and for the year following each successive anniversary. The right to exercise each such 20% of each option is cumulative and will not expire until the 10th anniversary of the date of the grant.

As adjusted for a 10% stock dividend effective on July 15, 2003, a 10% stock distribution effective on April 29, 2005 and a 25% stock dividend effective April 28, 2006, William L. Hiott, Jr., Executive Vice President and Treasurer, has the option to purchase 4,160 shares at a price of $8.92 per share and Fleetwood S. Hassell, Executive Vice President, has the option to purchase 2,497 shares at a price of $8.92 per share and 5,000 shares at a price of $16.62.  The options to purchase 5,000 shares at a price of $16.62 per share were granted to Fleetwood S. Hassell on May 17, 2006 and will be exercisable on May 17, 2011.

In the event of a prospective reorganization, consolidation or sale of substantially all of the assets or any other form of corporate reorganization in which the Company would not be the surviving entity or in the event of the acquisition, directly or indirectly, of the beneficial ownership of 24% of the Common Stock of the Company or the making, orally or in writing, of a tender offer for, or any request or invitation for tender of, or any advertisement making or inviting tenders of the Company stock by any person, all options in effect at that time would accelerate so that all options would become immediately exercisable and could be exercised within one year immediately following the date of acceleration but not thereafter.

In the case of termination of employment of an option holder other than involuntary termination without just cause, retirement, death or legal disability, the option holder may exercise the option only with respect to those shares of Common Stock as to which he or she has become vested.  The option holder may exercise the option with respect to such shares no more than 30 days after the date of termination of employment (but in any event prior to the expiration date).

In the event that the option holder's employment is terminated without just cause, the option shall become fully vested and fully exercisable as of the date of his or her termination without regard to the five year vesting schedule.  The option holder may exercise the option following an involuntary termination without just cause until the expiration date of the option.

In the event the option holder remains in the continuous employ of the Company or any subsidiary from the date of the grant until the option holder's retirement, the option shall become fully vested and fully exercisable as of the date of his or her retirement without regard to the five year schedule. The option holder may exercise the option following his or her retirement until the expiration date.

In the event the option holder remains in the continuous employ of the Company or a subsidiary from the date of the grant until his or her death, the option shall become fully vested and fully exercisable as of the date of death without regard to the five year vesting schedule. The person or persons entitled to exercise the option following the option holder's death may exercise the option until the expiration date.

In the event the option holder remains in the continuous employ of the Company or any subsidiary from the date of the grant until the date of his or her legal disability, the option shall become fully vested and fully exercisable as of the date of his or her termination of employment on account of his or her legal disability without regard to the five year vesting schedule. The option holder may exercise the option following such termination of employment until the expiration date.

The Incentive Stock Option Plan provides for adjustment in the number of shares of Common Stock authorized under the Plan or granted to an employee to protect against dilution in the event of changes in the Company's capitalization, including stock splits and dividends.

Shown below is information with respect to unexercised options to purchase Common Stock of the Company held by the named Executive Officers at December 31, 2009.

2009 OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name (a)	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Hugh C. Lane, Jr.	-	-
William L. Hiott, Jr.	4,159	6,779
Fleetwood S. Hassell	2,495	5,938
Sheryl G. Sharry	2,495	8,932

(1)	Options exercised in 2009.
(2)	This column reflects the difference between the market value of the shares on the date of exercise and the exercise price of the stock options.

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE

The Audit Committee of the Company is composed of seven independent Directors and operates under a written charter attached as Exhibit A to the 2004 Proxy Statement.  The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm.

The Board of Directors has determined that Linda J. Bradley McKee, PhD, CPA meets the qualifications of an “audit committee financial expert” in accordance with SEC rules, including meeting the relevant definition of “Independent Director’.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended
December 31, 2009

Management is responsible for the Company’s internal controls and the financial reporting process.  The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and issuing a report theron.  The Audit and Compliance Committee’s responsibility is to monitor and oversee the process.

In this context, the Audit Committee has met and held discussions with management and Elliott Davis, LLC, the Company’s independent auditors in 2009.  In discharging its oversight responsibility as to the audit process, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence from the Company and its management.  The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls.  The Audit Committee reviewed with the independent auditor their audit plans, audit scope and identification of audit risks.

The Audit Committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit and Finance Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.  The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed and discussed the audited consolidated financial statements of Bank of South Carolina Corporation as of and for the year ended December 31, 2009, with management and the independent auditors.

Based on the above-mentioned review and discussion with management and the independent auditors, the Audit Committee recommended to the Board of Directors that Bank of South Carolina Corporation’s audited consolidate financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009, for the filing with the Securities and Exchange Commission.  During 2009 the Committee appointed Elliott Davis, LLC as the Company’s independent auditors for 2010.

Submitted by:
Malcolm M. Rhodes, MD, Chairman
Graham M. Eubank, Jr.
Glen B. Haynes
Richard W. Hutson, Jr.
Dr. Linda J. Bradley McKee, CPA
Alan I. Nussbaum, MD
David R. Schools

PROPOSAL 2 - APPROVE THE 2010 OMNIBUS STOCK OPTION PLAN
INCLUDING 300,000 SHARES TO BE RESERVED UNDER THIS PLAN

The Board of Directors recommends that shareholders vote in favor of the 2010 Omnibus Stock Incentive Plan.  If approved, the proposed Stock Incentive Plan would set aside 300,000 shares of the currently authorized but unissued and unreserved 4,202,411 shares of no par value Common Stock for options to be granted to eligible employees of the Company or of a subsidiary, including employees who are members of the Board of Directors.  At February 26, 2010, eligible employees included 69 full time employees. The full time employees include 4 Executive Officers all of whom are nominees for the Board of Directors.  Non-employee Directors of the Company would not be granted options under the Stock Incentive Plan.

Approval of the 2010 Omnibus Stock Incentive Plan Will Facilitate the Attraction, Retention and Motivation of Talented Employees Critical to the Company’s Success

The 2010 Omnibus Stock Incentive Plan is the sole plan for providing equity incentive compensation to eligible employees and employee Directors. The Board of Directors believe that the 2010 Omnibus Stock Incentive Plan is in the best interest of shareholders and the Company, as equity awards granted under the plan help to attract, motivate, and retain talented employees and employee Directors, align employee and shareholder interests, link employee compensation with Company performance, and maintain a culture based on employee stock ownership.  The following summary of major features of the 2010 Omnibus Stock Incentive Plan is qualified in its entirety by reference to the actual text of the Plan, set forth in Exhibit A.

Approval of the 2010 Omnibus Stock Incentive Plan Will Allow the Company to Follow Equity Compensation “Best Practices”

The 2010 Omnibus Stock Incentive Plan contains a number of provisions that the Board believes are consistent with the interest of shareholders and sound corporate governance practices:

•
Limitation on Shares Issued   Assuming the passage of the 2010 Omnibus Stock Incentive Plan, no more than 300,000 total shares of Bank of South Carolina Corporation Common Stock will be authorized for issuance.

•
No Discounted Stock Options   All stock options must have an exercise price equal to or greater than 100% of the fair market value on Bank of South Carolina Corporation Common Stock on the date of grant.

•
Shareholder Approval   The Board of Directors may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained.  In no event will there be any amendment changing the option price, decreasing the option price after the grant of an option, increasing the period of the option or increasing the aggregate shares available for option except upon compliance with the above requirements.

•
Vesting   Options will vest with respect to twenty percent (20%) of the shares subject to the option on the fifth anniversary of the date of the grant and with respect to an additional twenty percent (20%) of the shares subject to the option on each subsequent anniversary of the date of grant so that the option shall be fully vested and fully exercisable on the tenth anniversary of the date of grant. The right to exercise each such twenty percent (20%) increment of any option will be cumulative and will not expire until the tenth anniversary of the date of grant.  Options to an employee, who at the time of the grant, directly or indirectly owns more than 10% of the total combined voting power of the Common Stock of the Company or of a subsidiary, shall be fully vested and fully exercisable on the fifth anniversary of the date of grant.

•
Forfeitures   If an option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Bank of South Carolina Corporation Common Stock allocated to the option or portion thereof may be reallocated to other options to be granted under the Plan.

•
Nontransferability   Any option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any such transfer, the option must be transferred to the same person or persons, entity or entities.  During the lifetime of a participant to whom an option is granted, the option may be exercised only by the participant.  No right or interest of a participant in any option shall be liable for, or subject to, any lien, obligation or liability of such participant.

•
Committee   The 2010 Omnibus Stock Incentive Plan shall be administered by the Executive Committee of the Board of Directors for non- executive employees.  The Board of Directors shall administer the 2010 Omnibus Stock Incentive Plan to Executive Officers.

Background on Equity Compensation at The Bank of South Carolina

The Company has been granting stock options to officers and other key employees since 1998. One Hundred Eighty Thousand shares were reserved under the 1998 Omnibus Stock Incentive Plan.  As adjusted for a 10% stock dividend, a 10% stock distribution and a 25% stock divided, 272,250 total shares were reserved under the 1998 Omnibus Stock Incentive Plan.  A total of 317,692 options were granted with 83,983 options forfeited leaving 38,541 shares that were not granted under this Plan.

On April 14, 2008, the 1998 Omnibus Stock Incentive Plan expired.  According to the Plan, no options may be granted under this Plan after the expiration date.  The options granted before this date remain valid in accordance with their terms. There are outstanding granted options of 79,087 under the 1998 Omnibus Stock Incentive Plan that are exercisable in 20% increments beginning on the fifth anniversary of the date of grant.  The right to exercise each such 20% of each option is cumulative and will not expire until the 10th anniversary of the date of the grant.  There were 154,622 options exercised under this Plan.

Summary of the 2010 Omnibus Stock Incentive Plan

If approved, the proposed Stock Incentive Plan would set aside 300,000 shares of the currently authorized but unissued and unreserved 4,202,411 shares of the no par value Common Stock for options to be granted to eligible employees of the Company or of a subsidiary, including employees who are members of the Board of Directors.  Non-employee Directors of the Company would not be granted options under the Stock Incentive Plan.  The Stock Incentive Plan would be administered by the Executive Committee (exclusive of members who are also Executive Officers of the Company) of the Board of Directors.  No member of the Executive Committee would be a beneficiary of the Stock Incentive Plan.

Options under the Stock Incentive Plan will be granted by the Board of Directors to eligible employees upon recommendation of the Executive Committee and will be vested with respect to twenty percent (20%) of the shares subject to the option on the fifth anniversary of the date of the grant and with respect to an additional twenty percent (20%) of the shares subject to the option on each subsequent anniversary of the date of the grant so that the option shall be fully vested and fully exercisable on the tenth anniversary of the date of grant.  The right to exercise each such twenty percent (20%) increment of any option will be cumulative and will not expire until the tenth anniversary of the date of the grant.

The option price would be the Fair Market Value on the date of the grant (determined as of the day preceding the date of exercise which is not less than the option price).  In the case of an employee, who at the time of the grant, directly or indirectly owns more than ten percent (10%) of the total combined voting power of the Common Stock of the Company or of a subsidiary, the option price would be one hundred ten percent (110%) of the market price on the date of grant.

The exercise of an option is to be by payment in full of the exercise price by cashiers check or by the surrender of shares of Company Common Stock with an aggregate fair market value (determined as of the day preceding the date of exercise) which is not less than the option price, or a combination of cash and Company Common Stock.  All options would expire in ten (10) years, except in the case of termination of employment, retirement or legal disability, all as described below, and except for an option to an employee who, at the time of the grant, directly or indirectly owns more than ten percent (10%) of the total combined voting power of the Common Stock of the Company or of a subsidiary, which option would expire in five (5) years.

In the case of termination of an option holder other than involuntary termination without just cause, retirement, death or legal disability, the option holder may exercise the option only with respect to those shares of Company Common Stock as to which he or she has become vested.  The option holder may exercise the option with respect to such shares no more than thirty (30) days after the date of termination of employment (but in any event prior to the expiration date).

In the event that the option holder’s employment is terminated without just cause, the option shall become fully vested and fully exercisable as of the date of his or her termination without regard to the five (5) year initial vesting and exercisability or to the twenty percent (20%) annual increments thereafter.  The option holder may exercise the option following an involuntary termination without just cause until the expiration date of the option.

In the event that the option holder remains in the continuous employ of the Company or a subsidiary from the date of the grant until the option holder’s retirement, the option shall become fully vested and fully exercisable as of the date of his or her retirement without regard to the five (5) year initial vesting and exercisability or to the twenty percent (20%) annual increments thereafter.  The option holder may exercise the option following his or her retirement until the expiration date.

In the event the option holder remains in the continuous employ of the Company or a subsidiary from the date of the grant until his or her death, the option shall become fully vested and fully exercisable as of the date of death without regard to the five (5) year initial vesting and exercisability or to the twenty percent (20%) annual increments thereafter.  The person or persons entitled to exercise the option following the option holder’s death may exercise the option until the expiration date.

In the event that the option holder remains in the continuous employ of the Company or a subsidiary from the date of the grant until the date of his or her legal disability, the option shall become fully vested and fully exercisable as of the date of his or her legal disability without regard to the five (5) year initial vesting and exercisability or to the twenty percent (20%) annual increments thereafter.  The option holder may exercise the option following such termination until the expiration date.

The Stock Incentive Plan would provide for adjustment in the number of shares of Common Stock authorized under the Plan or granted to an optionee to protect against dilution in the event of changes in the Bank’s capitalization, including stock splits and dividends.

In the event of a prospective reorganization, consolidation or sale of substantially all of the assets or any other form of corporate reorganization in which the Bank would not be the surviving entity; or in the event of the acquisition, directly or indirectly, of the beneficial ownership of twenty four (24%) of the Common Stock of the Company; or the making, orally or in writing, of a tender offer for or any request or invitation for tender of, or any advertisement making or inviting tenders of the Bank stock by any person, all options in effect a the time would accelerate so that all options would become immediately exercisable and could be exercised within one year immediately following the date of acceleration but not thereafter.

Although all options granted under the Stock Incentive Plan would be intended to be “incentive stock options” within the meaning of Section 422A of the Internal Revenue Code of 1986, to the extent that any options granted under the Stock Incentive Plan failed to qualify as incentive stock options they would be permitted as non-qualified options under the Stock Incentive Plan.  In addition, the Compensation Committee would have the authority, in its sole discretion, to grant non-qualified options to eligible employees.

An option granted under the Stock Incentive Plan of the Company may be either an incentive stock option (ISO) or a non-qualified option.  Although the intent is to issue only ISOs, if the option granted fails to meet the strict test of Internal Revenue Code Section 422A, the Plan includes a provision to issue the option as a non-qualified option.  The tax treatment varies for the different type of options.

The Company generally is not entitled to a deduction when it issues ISOs; however, if the required holding periods described in Section 422A are not met, the Company is entitled to a deduction as compensation in the year of disposition of the stock acquired by the employee.  This deduction is measured by the amount that the fair market value of the option at the exercise date exceeded the exercise price, or the excess of sales proceeds over the exercise price, if less.  The employee is required to include an equal amount in income as compensation.

The receipt of a non-qualified option by an employee is taxable under Section 83 of the Code as property received for services rendered.  If the option has a readily ascertainable value, it is taxed at the time of the grant.  If no value can be determined at the grant date, taxation to the employee occurs on exercise, at which time the employee is considered to receive compensation in an amount equal to the fair market value of the stock acquired over the price paid.  At the time the employee is required to include an amount in compensation, whether on the grant date or the exercise date, the employer is entitled to a compensation deduction measured by the amount the employee is required to include in income.

It is contemplated that all current employees of the Company will be granted options to purchase shares of Common Stock under the Stock Incentive Plan.  The number of shares to be subject to each such individual option and the number of options to be received by eligible employees (including officers, such Directors as are also employees, and all other employees) either individually, or as a group, has not yet been determined by the Company.

Amendment of the Stock Incentive Plan will be only by written instrument approved by the Board of Directors and Shareholders of the Company.  In no event, will there be any amendment changing the option price, decreasing the option after the grant of an option, increasing the period of the option or increasing the aggregate shares available for option except upon compliance with the above requirements.

PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee of the Board has appointed Elliott Davis, LLC as Bank of South Carolina Corporation’s independent accounting firm for the year ended December 31, 2010 and that appointment is being submitted to shareholders for ratification. The appointment of Elliott Davis, LLC as independent public accountants was approved by the Audit and Compliance Committee of the Board of Directors and ratified by the Shareholders at the 2009 and 2008 Annual Shareholders Meetings. At the 2010 Annual Shareholders’ Meeting the following resolution will be subject to ratification by a simple majority vote of shares represented at the meeting:

RESOLVED, that the selection of Elliott Davis, LLC as the independent certified public accountants of Bank of South Carolina Corporation (the "Company") and its sole subsidiary, The Bank of South Carolina (the "Bank"), for the fiscal year ending December 31, 2010, is hereby ratified.

If ratification is not achieved, the selection of an independent certified public accountant will be reconsidered and made by the Board of Directors.  Even if selection is ratified, the Board of Directors reserves the right to, and in its discretion may, direct the appointment of any other independent certified public accounting firm at any time if the Board decides that such a change would be in the best interests of the Company and its Shareholders.

Independent Registered Public Accounting Firm

Auditing and Related Fees

The services provided by Elliott Davis, LLC include the examination and reporting of the financial status of the Company and the Bank.  These services have been furnished at customary rates and terms.  There are no existing direct or indirect agreements or understandings that fix a limit on current or future fees for these audit services.

Elliott Davis, LLC assisted in the preparation of the Company’s and Bank’s tax returns for the fiscal year ending December 31, 2009 and 2008.  These non-audit services were routine in nature and did not compose more than 25% of the total fees paid to Elliott Davis, LLC in 2009 or 2008.

A representative of Elliott Davis, LLC is expected to attend the Annual Shareholders’ Meeting with the opportunity to make a statement, if desired, and is expected to be available to respond to appropriate questions.

Before the independent certified public accountants of the Company and the Bank are engaged to render non-audit services for the Company or the Bank, each engagement is approved by the Audit Committee.  All of the audit and tax services provided by Elliott Davis, LLC for the fiscal year ending December 31, 2009 were preapproved by the Audit Committee.

	2009	2008
Audit Fees	$68,650	$60,750
Audit related fees
Audit and related fees		-
Tax Fees	8,300	9,300
Total Fees	$79,950	$65,062

OTHER MATTERS

Management is not aware of any matters to come before the meeting that will require the vote of Shareholders other than those matters indicated in the Notice of Meeting and this Proxy Statement.

However, if any other matter calling for Shareholder action should properly come before the meeting or any adjournments thereof, those persons named as Proxies in the enclosed Proxy Form will vote thereon according to their best judgment.

PENDING LITIGATION

In the opinion of management, there are no legal proceedings pending other than routine litigation incidental to its business or involving amounts which are not material to the financial condition of the Company and the Bank.  To the knowledge of management, no proceedings have been instituted or are contemplated by or against any government authority against or by the Company or the Bank.

ANNUAL REPORT

The Annual Report for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on Form 10-K, is mailed herewith to all Shareholders.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL SHAREHOLDERS’ MEETING

Shareholder proposals, if any, for inclusion in the Proxy Statement relating to the 2011 Annual Shareholders’ meeting, must be addressed to and received in the office of the President no later than December 3, 2010.  To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested.

By Order of the Board of Directors

/S/Richard W. Hutson, Jr.
Richard W. Hutson, Jr.
Secretary

February 25, 2010

PROXY CARD
BANK OF SOUTH CAROLINA CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS APRIL 13, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL PERSONS BY THESE PRESENTS THAT I, the undersigned Shareholder of Bank of South Carolina Corporation (the Company) do hereby appoint Edmund Rhett, Jr., MD, David R. Schools and Louise J. Maybank, (no officer or employee of the Company or any subsidiary may be appointed), or any one of them, with full power to act alone, my true and lawful attorney(s) with full power of substitution, to vote on behalf of the undersigned all shares of common stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Bank of South Carolina, 256 Meeting Street, Charleston, South Carolina on Tuesday, April 13, 2010, at 5:30 p.m., or at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present upon the following matters:

The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3.

1.	ELECTION OF DIRECTORS
☐ FOR all nominees listed below (except as marked to the contrary below).
☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

David W. Bunch, Graham M. Eubank, Jr., Fleetwood S. Hassell, Glen B. Haynes, DVM, William L. Hiott, Jr., Katherine M. Huger, Richard W. Hutson, Jr., Charles G. Lane, Hugh C. Lane, Jr., Louise J. Maybank, Dr. Linda J. Bradley McKee, CPA, Alan I. Nussbaum, MD, Edmund Rhett, Jr., MD, Malcolm M. Rhodes, MD., David R. Schools, Sheryl G. Sharry, Thomas C. Stevenson, III.
(INSTRUCTION:  To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

2.	APPROVAL OF THE 2010 INCENTIVE STOCK OPTION PLAN including 300,000 shares to be reserved under this Plan.
☐  FOR          ☐  AGAINST          ☐  ABSTAIN

3.	APPROVAL OF ELLIOTT DAVIS, LLC as the Company’s independent auditors for the fiscal year ending December 31, 2010.
☐  FOR          ☐  AGAINST          ☐  ABSTAIN

4.	The transaction of such other business as may properly come before the meeting.

Each properly executed Proxy will be voted in accordance with specifications made hereon.  If no specification is made, the shares represented by this Proxy will be voted “FOR” the nominees, “FOR” the 2010 Incentive Stock Option Plan, “FOR” Elliott Davis, LLC and in the discretion of the Proxies, on any other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Company’s 2009 Annual Report on Form 10-K as filed with the Securities and Exchange Commission and the accompanying Notice of Meeting and Proxy Statement and hereby revokes any Proxy or Proxies heretofore given.

Dated: _____________________________, 2010

Signature(s) of Shareholder(s)
Please date and sign exactly as name appears hereon. Executors, Administrators, Trustees, etc., must so indicate when signing. If shares are held jointly, both owners should sign.

PROXY MATERIAL OF
BANK OF SOUTH CAROLINA CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 13, 2010

To Our Shareholders:

The Annual Meeting of Shareholders of Bank of South Carolina Corporation (the “Company”) will be held at 256 Meeting Street, Charleston, South Carolina, on Tuesday, April 13, 2010, at 5:30 p.m., for the following purposes:

1.	To elect seventeen (17) Directors to serve until the Company’s 2011 Annual Meeting of Shareholders;

2.	To approve the 2010 Incentive Stock Option Plan including 300,000 shares to be reserved under the Plan.

3.	To ratify the appointment of Elliott Davis, LLC, as independent certified public accountants for 2010;

4.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 26, 2010, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

You may revoke your Proxy at any time prior to its exercise by written notice to the Company prior to the meeting or by attending the meeting personally and voting.  The Board of Directors of the Company solicits the accompanying form of Proxy.

PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors

Richard W. Hutson
Secretary

February 25, 2010

Exhibit A

BANK OF SOUTH CAROLINA CORPORATION

2010 OMNIBUS STOCK INCENTIVE PLAN

BANK OF SOUTH CAROLINA CORPORATION

2010 OMNIBUS STOCK INCENTIVE PLAN

ARTICLE I

DEFINITIONS

1.01
Agreement means a written agreement (including any amendment or supplement thereto) between BKSC and a Participant specifying the terms and conditions of an award of an Option granted to such Participant.

1.02	Code means the Internal Revenue Code of 1986, as amended.

1.03	Board means the Board of Directors of BKSC.

1.04	Committee means the Executive Committee.

1.05	Date of Exercise means the date that the Option price is received by BKSC.

1.06
Fair Market Value means, on any given date, the closing price of BKSC Common Stock as reported on the Nasdaq Capital Market.  If BKSC Common Stock was not traded on the Nasdaq Capital Market on such date, then Fair Market Value is determined with reference to the next preceding day that BKSC Common Stock was so traded.

1.07	Legal Disability means that a Participant is permanently and totally disabled within the meaning of Code section 22(e)(3).

1.08	Plan means the Bank of South Carolina Corporation 2010 Omnibus Stock Incentive Plan.

1.09
Retirement means that a Participant has separated from service on or after his earliest early retirement date under The Bank of South Carolina Employee Stock Ownership Plan and Trust or such tax-qualified pension or profit sharing plan maintained by BKSC or a Subsidiary in which he participates.

1.10	BKSC means Bank of South Carolina Corporation.

1.11	BKSC Common Stock means the Common Stock, no par value, of BKSC.

1.12	Option means a stock option that entitles the holder to purchase from BKSC a stated number of shares of BKSC Common Stock at the price set forth in an Agreement.

1.13
Participant means an employee of BKSC or of a Subsidiary, including an employee who is a member of the Board, or a non-employee who satisfies the requirements of Article IV and is selected by the Committee to receive an Option.

ARTICLE II

PURPOSES

The Plan is intended to assist BKSC in recruiting and retaining employees with ability and initiative by enabling employees to participate in its future success and to associate their interests with those of BKSC and its shareholders.  The Plan is intended to permit the grant of both Options qualifying under Code section 422 (“incentive stock options”) and Options not so qualifying.  No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.  The proceeds received by BKSC from the sale of BKSC Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

Except as provided in this Article III, the Plan shall be administered by the Executive Committee.  The Committee shall have authority to grant Options upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate.  Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all of any part of an Option.  Notwithstanding any such condition, the Committee may, in its discretion, accelerate the time at which any Option may be exercised.  In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.  The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive.  No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option.  All expenses of administering this Plan shall be borne by BKSC.

The Committee, in its discretion, may delegate to one or more officers of BKSC all or part of the Committee’s authority and duties with respect to Participants who are not subject to the reporting and other provisions of Section 16 of the Securities and Exchange Act of 1934, as in effect from time to time.  In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the Committee’s delegate or delegates.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

ELIGIBILITY

4.01
General.  Any employee of BKSC or of any Subsidiary (including any corporation that becomes a Subsidiary after the adoption of this Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of BKSC or a Subsidiary.  Any such employee may be granted Options.  A Director of BKSC who is an employee of BKSC or a Subsidiary may be granted Options under this Plan.  A member of the Committee may not participate in this Plan during the time that his participation would prevent the Committee from being “disinterested” for purposes of Securities and Exchange Commission Rule 16b-3 as in effect from time to time.

4.02
Grants.  The Committee will designate individuals to whom Options are to be granted and will specify the number of shares of BKSC Common Stock subject to each award or grant.  All Options granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt.  No Participant may be granted incentive stock options (under all incentive stock option plans of BKSC and its Subsidiaries) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an option is granted) exceeding $100,000.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01	Source of Shares. Upon the exercise of an Option, BKSC may deliver to the Participant authorized but unissued BKSC Common Stock.

5.02
Maximum Number of Shares.  The maximum aggregate number of shares of BKSC Common Stock that may be issued pursuant to the exercise of Options is One Hundred Thousand subject to increases and adjustments as provided in this Article V and Article XI.

5.03
Incentive Stock Options.  Section 5.02 to the contrary notwithstanding, the maximum aggregate number of shares of BKSC Common Stock that may be issued pursuant to the exercise of Options that are incentive stock options granted under this Plan is Three Hundred Thousand.

5.04
Forfeitures, etc.  If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of BKSC Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.

ARTICLE VI

OPTION PRICE

The price per share for BKSC Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant.  The price per share for BKSC Common Stock purchased on the exercise of any incentive stock option shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Option is granted.

ARTICLE VII

EXERCISE OF OPTIONS

7.01
Maximum Option Period.  The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date the Option was granted.  The terms of any Option may provide that it is exercisable for a period less than such maximum period.

7.02
Nontransferability.  Any Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any such transfer, the Option must be transferred to the same person or persons or entity or entities.  During the lifetime of a Participant to whom an Option is granted, the Option may be exercised only by the Participant.  No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

ARTICLE VIII

METHOD OF EXERCISE

8.01
Exercise.  An Option granted under this Plan shall be deemed to have been exercised on the Date of Exercise.  Subject to the provisions of Articles VII and X, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine.  An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option could be exercised.  A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to remaining shares subject to the Option.

8.02
Payment.  Unless otherwise provided by the Agreement, payment of the Option price shall be made by Cashiers Check.  If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of BKSC Common Stock to BKSC.  If BKSC Common Stock is used to pay all of part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the Date of Exercise) that is not less than such price or part thereof.

8.03	Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to an Option until the Date of Exercise of such Option.

ARTICLE IX

ADJUSTMENT UPON CHANGE IN BKSC COMMON STOCK

If all or any portion of the Option is exercised subsequent to any stock dividend, split up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, or a transaction to which Section 424 of the Internal Revenue Code applies, or other similar change or transaction of or by BKSC, as a result of which shares of any class shall be issued in respect of outstanding shares of the class covered by the Option or shares of the class covered by the Option shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising such an Option shall receive, for the aggregate option price payable upon such exercise of the Option, the aggregate number and class of shares equal to the number and class of shares the Optionee would have had on the date of exercise had the shares been purchased for the same aggregate price at the date the Option was granted and had not been disposed of, taking into consideration any such stock dividend, split up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization or other similar change or transaction; provided, however, that no fractional share shall be issued upon any such exercise and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

ARTICLE X

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No option shall be exercisable and no BKSC Common Stock shall be issued under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of any domestic stock exchanges on which BKSC’s shares may be listed.  BKSC shall have the right to rely on an opinion of its counsel as to such compliance.  Any share certificate issued to evidence BKSC Common Stock for which an Option is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations.  No Option shall be exercisable and no BKSC Common Stock shall be issued under this Plan until BKSC has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XI

GENERAL PROVISIONS

13.01
Effect on Employment.  Neither the adoption of this Plan, its operation nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of BKSC or a Subsidiary, nor shall it interfere in any way with the right of Bank of South Carolina Corporation or any Subsidiary to terminate his/her employment at any time.  So long as the Participant shall continue to be an employee of Bank of South Carolina Corporation or any Subsidiary, the Option shall not be affected by any changes in the duties or positions of the Participant.

13.02
Rules of Construction.  Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.03
Employee Status.  For purposes of determining the applicability of Code section 422 (relating to incentive stock options) or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

ARTICLE XII

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of BKSC Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants.  No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

ARTICLE XIII

DURATION OF PLAN

No Option may be granted under this Plan after April 14, 2020.  Options granted before that date shall remain valid in accordance with their terms.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

Options may be granted under this Plan upon its adoption by the Board, provided that no Option will be effective unless this Plan is approved by shareholders holding a majority of BKSC’s outstanding voting stock, voting either in person or by proxy at a duly held shareholder’s meeting within twelve months of such adoption. The amount of shares to be reserved under this plan will not exceed 300,000.